UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Cantel Medical Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 10, 2007

The Annual Meeting of Stockholders of Cantel Medical Corp. will be held on January 10, 2007 at 9:30 a.m., Eastern Standard Time, at The Harmonie Club, 4 East 60th Street, New York, New York. We are holding the Annual Meeting to:

1.                Elect ten (10) directors to serve a one-year term. (Proposal 1)

2.                Consider and approve the Cantel Medical Corp. 2006 Equity Incentive Plan. (Proposal 2)

3.                Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2007. (Proposal 3)

4.                Transact such other business as may properly be brought before the meeting.

The record date for the Annual Meeting is November 15, 2006. Only our stockholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Stockholders for the fiscal year ended July 31, 2006 is being mailed with this Proxy Statement.

You are invited to attend the meeting. Whether or not you plan to attend the meeting, please mark and sign the enclosed proxy exactly as your name appears on your stock certificates, and mail it promptly in the enclosed return envelope in order that your vote can be recorded.

By order of the Board of Directors

Eric W. Nodiff
Secretary
Little Falls, New Jersey
November 27, 2006

Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

General

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our 2006 Annual Meeting of Stockholders to be held on Wednesday, January 10, 2007 beginning at 9:30 a.m., Eastern Standard Time, and at any adjournment or postponement. The Annual Meeting will be held at The Harmonie Club, 4 East 60th Street, New York, New York.

Solicitation

We will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Cantel common stock beneficially owned by others to forward to such beneficial owners.

This Proxy Statement and form of proxy are being mailed to stockholders on or about November 27, 2006. You should review this information together with our 2006 Annual Report to Stockholders, which accompanies this Proxy Statement.

In order to ensure the presence of a quorum at the Annual Meeting, all stockholders are requested to sign and return promptly the enclosed proxy in the postage paid envelope provided for that purpose. The signing of the proxy will not prevent your attending the meeting and voting in person if you wish to do so.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on November 15, 2006 will be entitled to notice of and to vote at the Annual Meeting. Each holder of record of common stock on such date will be entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. At the close of business on November 15, 2006, Cantel had outstanding and entitled to vote 15,556,621 shares of common stock.

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

The inspector of election appointed for the Annual Meeting will tabulate all votes, and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Properly executed proxies will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the election of each of the ten Board nominees for election as directors, in favor of the other proposals described herein, and at the proxy holder’s discretion on such other matters, if any, that may come before the Annual Meeting.

If you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of Ernst & Young LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. Under the New York Stock Exchange rules, your broker may not vote your shares on Proposal 2, which relates to the 2006 Equity Incentive Plan. Without your voting instructions on this item, a broker non-vote will occur.

A plurality of the votes cast is required for the election of Directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “withheld” affect the outcome. Abstentions are not counted for purposes of the election of Directors. The affirmative vote of a majority of votes cast is required to approve the 2006 Equity Incentive Plan and the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and, if applicable, broker non-votes, are not counted as votes “for” or “against” these proposals.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked at any time prior to its use at the Annual Meeting by delivery to the Secretary of Cantel of a written notice of revocation, by submission of a later dated and properly executed proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board of Directors consists of ten directors, each of whom is elected for a one-year term.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the ten nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. The Board has proposed the following nominees for election as directors, each of whom is an incumbent director whose nomination was recommended by our Nominating and Governance Committee and approved by the Board: Robert L. Barbanell, Alan R. Batkin, Joseph M. Cohen, Charles M. Diker, Darwin C. Dornbush, Spencer Foreman, M.D., Alan J. Hirschfield, Elizabeth McCaughey, James P. Reilly and Bruce Slovin.

Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the meeting. Since there are ten nominees, this means that the persons who receive the ten highest number of votes will be elected, even if he or she receives less than a majority of the votes cast. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. Each person nominated has agreed to serve if elected. If for some reason any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Set forth below is information with respect to the nominees.

Name of Director	Age	Principal Occupation	Director Since
Robert L. Barbanell	76	President of Robert L. Barbanell Associates, Inc.	1994
Alan R. Batkin	62	Vice Chairman of Kissinger Associates, Inc.	2004
Joseph M. Cohen	69	Chairman of JM Cohen & Co., L.L.C.	2000
Charles M. Diker	71	Chairman of the Board of Cantel and managing partner of Diker Management LLC	1985
Darwin C. Dornbush, Esq.	76	Partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP	1963
Spencer Foreman, M.D.	71	President of Montefiore Medical Center	2003
Alan J. Hirschfield	71	Vice Chairman of the Board of Cantel, private investor and consultant	1986
Elizabeth McCaughey	58	Chairman of Committee to Reduce Infection Deaths	2005
James P. Reilly	66	President and Chief Executive Officer of Cantel	1989
Bruce Slovin	70	President of 1 Eleven Associates, LLC	1986

Robert L. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consulting company, since 1994.

Alan R. Batkin has served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies, since 1990. Mr. Batkin is also a director of Hasbro, Inc. (NYSE), a toy and game company, Overseas Shipholding Group, Inc. (NYSE), a company that operates oceangoing bulk cargo vessels, and Diamond Offshore Drilling, Inc. (NYSE)(a subsidiary of Loews Corporation), an oil and gas offshore drilling company. In addition, he is Chairman of the Board of the Merrill Lynch IQ Investment Advisors Fund Complex.

Joseph M. Cohen has served as Chairman of JM Cohen & Co., L.L.C., a family investment group, for more than the past five years.

Charles M. Diker has served as our Chairman of the Board since 1986. He has served as managing partner of Diker Management LLC, a registered investment adviser, since 2002. Mr. Diker was a limited partner of Robeco Weiss Peck & Greer, an investment management firm, for more than five years prior thereto. He is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a property, casualty and life insurance company, a tobacco company, a hotel chain, an oil and gas offshore drilling company, and a watch company.

Darwin C. Dornbush has been a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP, which periodically provides legal services to us, for more than the past five years. Mr. Dornbush is also a director of Levitt Corporation (NYSE) a commercial and residential property developer.

Dr. Spencer Foreman has served as president and CEO of Montefiore Medical Center in New York City, one of the largest academic medical centers in the United States, since 1986. He is a member and past chairman of the Board of Governors of the Greater New York Hospital Association and the Board of

Directors of the League of Voluntary Hospitals. Dr. Foreman is also chairman of the board of the Biomedical Research Alliance of New York.

Alan J. Hirschfield has served as our Vice Chairman of the Board since 1988. He has been a private investor and consultant for more than the past five years. Mr. Hirschfield is also a director of Carmike Cinemas, Inc. (NASDAQ), a national theater chain, and Leucadia National Corp. (NYSE), a holding company whose subsidiaries include telecommunications, healthcare services, banking, manufacturing, real estate activities, winery operations and property and casualty reinsurance.

Elizabeth McCaughey has served as the Chairman of the Committee to Reduce Infection Deaths, which she founded, since 2004. For more than five years prior thereto she served as a senior fellow or adjunct senior fellow at Hudson Institute, a policy research organization, where she focused on the impact of medical innovation and scientific discovery on longevity, health care costs and the economy. Ms. McCaughey is a director of Genta Incorporated (NASDAQ), a biopharmaceutical company engaged in pharmaceutical (drug) research and development.

James P. Reilly has served as our President and Chief Executive Officer since 1989. Mr. Reilly is a certified public accountant.

Bruce Slovin has served as President of 1 Eleven Associates, LLC, a private investment firm, for more than the past five years. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and provider of checks and related products and services, and Sentigen Holding Corp. (NASDAQ), a biomedical research company.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

STRUCTURE AND PRACTICES
OF THE BOARD OF DIRECTORS

Corporate Governance Policy

We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. We will continue to review our policies and practices to meet ongoing developments in this area.

Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website under the “Investor Relations-Corporate Governance” link at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, 9th Floor, Little Falls, NJ 07424, Attn: Assistant Secretary. Aspects of our corporate governance principles are discussed throughout this Proxy Statement.

Board Meetings and Attendance of Directors

The Board held four regular meetings and one special meeting during the fiscal year ended July 31, 2006. During fiscal 2006, each of the incumbent directors attended 75% or more of the total meetings of the Board and the respective committees on which he or she served. Directors are required to make every reasonable effort to attend the Annual Meeting. Seven members of the Board attended our 2005 Annual Meeting of Stockholders.

Director Independence

The Board has affirmatively determined that the following eight directors have no material relationship with us and are independent within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and within the NYSE definition of “independence”: Robert L. Barbanell, Alan R. Batkin, Joseph M. Cohen, Darwin C. Dornbush, Spencer Foreman, M.D., Alan J. Hirschfield, Elizabeth McCaughey and Bruce Slovin. To assist in making the independence determination, the Board has adopted categorical standards for Director Independence as part of our Corporate Governance Guidelines. These standards, a copy of which is attached to this Proxy Statement as Annex A, satisfy the NYSE independence requirements. Independent directors receive no compensation from us for service on the Board or the Committees other than directors’ fees and non-discretionary grants under our 1998 Directors’ Stock Option Plan.

Meetings of Non-Management Directors; Presiding Director

Under our Corporate Governance Guidelines, non-management directors meet at regularly scheduled meetings, without any employee directors or members of management present. During fiscal year 2006, the non-management directors held one such meeting. Currently, Alan R. Batkin, who was selected by our non-management directors to serve a one-year term as the presiding independent director, is the chairperson for all non-management director meetings.

Communications with Directors; Hotline

You may contact the entire Board of Directors, any Committee, the presiding independent director or any other non-management directors as a group or any individual director by calling our toll-free Hotline at 1-800-826-6762. An outside vendor collects all reports or complaints and delivers them to our General Counsel, who forwards them to the Audit Committee and/or the appropriate director or group of directors. You are also welcome to communicate directly with the Board at our Annual Meeting of Stockholders. Additional information regarding the Hotline can be found through a link under “Investor Relations-Corporate Governance” on our website at www.cantelmedical.com.

Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation and Stock Option Committee (the “Compensation Committee”) and the Nominating and Governance Committee (“Nominating Committee”). All members of the Audit Committee, the Compensation Committee and the Nominating Committee are independent directors within the definition in the NYSE listing standards and Rule 10A-3 of the Exchange Act. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us. The Board-approved charters of each of the Committees are available on our website under the “Investor Relations-Corporate Governance” link at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, 9th Floor, Little Falls, NJ 07424, Attn: Assistant Secretary.

Audit Committee.   The Audit Committee is composed of Messrs. Barbanell (Chairman), Batkin and Slovin. All of the Audit Committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that Mr. Barbanell qualifies as an “audit committee financial expert” for purposes of the SEC’s rules.

The Audit Committee performs the following functions: (1) assisting the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of our internal audit function and independent registered public accounting firm and (2) preparing a report in accordance with the rules of the SEC to be included in our annual proxy statement.

The Audit Committee held ten meetings during fiscal 2006, of which five were meetings held prior to the filing of our Quarterly Reports on Form 10-Q for the purpose of reviewing such reports. Only the Committee Chairman is required to attend (although the other members of the Committee may attend)

meetings in connection with the review of our Quarterly Reports pursuant to the Audit Committee Charter.

Compensation Committee.   The Compensation Committee is composed of Messrs. Hirschfield (Chairman) and Cohen and Dr. Foreman. The Compensation Committee performs the following functions: (1) discharging the Board’s responsibilities relating to compensation of our executive officers; (2) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations; and (3) administering our stock option plans in accordance with the terms of such plans. The Compensation Committee held two meetings during fiscal 2006.

Nominating Committee.   The Nominating Committee is composed of Messrs. Slovin (Chairman), Barbanell and Cohen. The Committee performs the following functions: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next annual meeting of stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines; (3) overseeing evaluation of the Board and management and (4) reviewing and assessing the compensation paid to members of the Board and its committees. The Nominating Committee held one meeting during fiscal 2006.

The Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Committee will consider nominees recommended by stockholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further our purposes. Any interested person may recommend a nominee by submitting the nomination, together with appropriate biographical information, to the Nominating Committee, c/o Cantel Medical Corp., 150 Clove Road, 9th Floor, Little Falls, NJ 07424, Attn: Assistant Secretary. All recommended candidates will be considered using the criteria set forth in our Corporate Governance Guidelines.

The Nominating Committee will consider, among other things, the following factors to evaluate recommended nominees: the Board’s current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and company policies or procedures. The Committee will also consider the general qualifications of potential nominees, including, but not limited to personal integrity; concern for Cantel’s success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting Cantel; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interests.

Director Compensation

Directors other than Messrs. Diker and Reilly are paid a fee of $20,000 per year and $1,000 per Board meeting attended ($2,000 for meetings longer than a half-day), plus reimbursement for expenses. In addition, the Presiding Director is paid a fee of $5,000, and the Chairmen of the Audit Committee, the Compensation Committee and the Nominating Committee are paid annual fees of $15,000, $6,000 and $3,000, respectively. Each member of the Audit Committee is paid $1,000 for each meeting attended and each member of the other committees is paid $750 for each meeting attended. Our 1998 Directors’ Stock Option Plan provides for an automatic grant of options to purchase 15,000 shares of common stock to persons who first become a director of Cantel. The Plan further provides for the automatic grant to each of our directors (including Messrs. Diker and Reilly) of an option to purchase 1,500 shares of common stock on the last business day of our fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each non-employee director provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter.

PROPOSAL 2

Approval of the Cantel Medical Corp.
2006 Incentive Equity Plan

On November 2, 2006, the Compensation and Stock Option Committee of the Board of Directors (the “Committee”) adopted the Cantel Medical Corp. 2006 Incentive Equity Plan (the “2006 Plan”). The Board of Directors approved the 2006 Plan on November 14, 2006, subject to stockholder approval at the Annual Meeting. Upon approval of the 2006 Plan by the stockholders at this Meeting, we will immediately terminate our 1997 Employee Stock Option Plan and the 1998 Directors’ Stock Option Plan, our only two plans under which employees or directors currently may receive option grants.

The following table shows, as of November 15, 2006, the number of options or other awards currently outstanding, as well as the number of shares remaining available for grant under our existing option plans. No further grants may be made from the 1991 Directors’ Stock Option Plan. For this plan, therefore, the table shows only the number of options outstanding.

Plan	Outstanding Options	Options Available for Grant
1997 Employee Stock Option Plan	1,690,364	492,908
1998 Directors’ Stock Option Plan	267,000	86,625
1991 Directors’ Stock Option Plan	61,875	—
Non-plan options	232,875	—

If the 2006 Plan is approved by our stockholders, no further options or awards will be granted under any of these existing plans.

The Board believes that our ability to offer our key employees and non-employee directors long-term, equity-based compensation under the 2006 Plan will help enable us to attract, motivate and retain experienced and highly qualified employees and directors who will contribute to our financial success. It is the judgment of the Board that approval of the 2006 Plan is in the best interests of the Company and our stockholders.

The 2006 Plan provides for the granting of stock options, restricted stock awards, stock appreciation rights and performance-based awards to our employees. It also will provide the flexibility to grant equity-based awards to our non-employee Directors. The 2006 Plan does not permit the granting of discounted options or discounted stock appreciation rights.

Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) with respect to options and other awards by qualifying payments under the Plan as performance-based compensation. In addition, provisions have been included to comply with the requirements of Section 409A of the Code to the extent applicable to options and other awards granted under the 2006 Plan.

The following is a brief description of the 2006 Plan. The full text of this Plan is attached as Annex B to this Proxy Statement, and the following description is qualified in its entirety by reference to this Annex.

Administration and Duration

The selection of employee participants in the 2006 Plan and the level of participation of each participant will be determined by the Committee (the Board will make these determinations as to non-employee Directors). Each member of the Committee must be a “non-employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. Currently the Committee is comprised of three independent directors who are not employees of the Company. The Committee will have the authority to interpret the 2006 Plan, to establish and revise rules and regulations relating to the 2006 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2006 Plan. Subject to the limitations set forth in the 2006 Plan, the Committee may delegate to our CEO or other executive officers such duties and powers as the Committee may deem advisable with respect to the designation of employees to be recipients of plan awards and the nature and size of such awards, except that no delegation may be made in the case of awards to executive officers or directors or awards intended to be qualified under Section 162(m) of the Code, or individual awards in excess of 1,500 restricted shares or 5,000 options (or aggregate awards during any fiscal quarter in excess of 5,000 restricted shares or 25,000 options).

The 2006 Plan will terminate on November 13, 2016, unless terminated earlier by the Board of Directors.

Limit On Awards Under the 2006 Plan

The maximum number of shares as to which stock options and stock awards may be granted under the 2006 Plan is one million (1,000,000) shares, of which 500,000 shares are authorized for issuance pursuant to stock options and stock appreciation rights and 500,000 shares are authorized for issuance pursuant to restricted stock and other stock awards. We believe that equity-based long-term incentives are a necessary component of our compensation program and we have designed the plan to allow for significant flexibility. The shares to be delivered under the 2006 Plan will be made available from authorized but unissued shares of Cantel common stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares initially issued under the 2006 Plan that become subject to lapsed or cancelled awards or options will be available for further awards and options.

Eligibility

All of our employees as well as our non-employee Directors will be eligible to participate in the Plan. From time to time, the Committee, or as to non-employee Directors, the Board, will determine who will be granted awards, and the number of shares subject to such grants.

Stock Options and Stock Appreciation Rights

The 2006 Plan permits the grant of non-qualified stock options, incentive stock options qualifying under Section 422 of the Code (ISOs) and stock appreciation rights (“SARs”). SARs permit the recipient to receive a payment measured by the increase in the fair market value of a specified number of Cantel shares from the date of grant to the date of exercise. Distributions to the recipient of a SAR may be made in common stock, in cash or in a combination of both as determined by the Committee.

The Committee determines the terms of each stock option and SAR at the time of the grant. The exercise price of a stock option may not be less than the fair market value of the stock on the date the option is granted and the aggregate fair market value (determined as of the date the option is granted) of shares underlying ISOs that are exercisable for the first time in any calendar year may not exceed the maximum permitted under the Code (presently $100,000). Likewise, no SAR may be granted at less than the fair market value of the stock on the date the SAR is granted.

The Committee determines the exercise period of each stock option and SAR, however, the terms of options and SARs granted under the 2006 Plan may not exceed ten years. Generally, no option or SAR may be exercised during the first year of its term or such longer period as may be specified in the option grant. However, the 2006 Plan allows the Committee to make unvested options and SARs immediately exercisable upon a change of control or in its discretion. The exercise price of options is payable in cash or, if the grant provides, in common stock.

Stock Awards

Under the 2006 Plan, the Committee may also grant stock awards, subject to specified restrictions, including but not limited to continued employment of the recipient with the Company or the achievement of one or more specific goals related to the performance of the Company, a business unit or the recipient over a specified period of time. Performance-based awards could have various performance measures such as: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, and/or economic value added, of the Company or one of its business units within which the recipient is primarily employed. The performance goals will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. Any performance goals imposed on awards granted to executive officers will be described in the Compensation Committee Report.

Termination of Service

Unless otherwise provided by the Committee, in the event of termination of a participant’s service as an employee or non-employee director for any reason other than the participant’s death or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of 90 days from such date or until the expiration of the stated term of such options or SARs, whichever period is shorter (except that in the case of termination of employment for cause, such options and SARs will immediately expire). Unless otherwise provided by the Committee, upon a participant’s death, options and SARs granted to such participant will remain exercisable (to the extent exercisable) for a period of one year from such date or until the expiration of the stated term of such options or SARs, whichever period is shorter. In addition, when a non-employee director who has served as a director of the Company for at least ten years and is at least 65 years of age terminates his or her service as a director, all options and SARs granted under the 2006 Plan that are held by such director will, upon such termination, become immediately exercisable in full and remain exercisable through the original term of the award, and the restrictions on all restricted stock awards will immediately lapse such that the underlying shares will become fully vested.

Transferability

Unless otherwise determined by the Committee, awards granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or other awards may be exercised only by the recipient (or legal representative).

Certain Adjustments

In the event of any change in the number or kind of outstanding shares of our common stock by reason of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or any other change in corporate structure affecting Cantel shares, an appropriate adjustment will be made consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations:

•       in the maximum aggregate number and kind of shares available for the grant of awards under the plan;

•       in the number and kind of shares or the amount of cash that may be issued and delivered to plan participants upon the exercise of any award or in payment with respect to any award, that is outstanding at the time of such change; and

•       in the exercise or grant price per share of options or SARs subject to outstanding awards granted under the plan.

Amendment and Revocation

The Board may amend or revoke the 2006 Plan, but may not, without prior approval of our stockholders:

•       increase the maximum number of shares of common stock that may be issued under the plan;

•       extend the term of the plan or of options granted under the plan;

•       change the eligibility criteria for participation in the plan;

•       grant options or SARs with an exercise or grant price below the fair market value of our common stock on the date of grant; or

•       take any other action that requires stockholder approval to comply with any tax or regulatory requirement.

Plan Benefits

Because benefits under the 2006 Plan will be determined by the Committee, in its sole discretion, it is not possible to determine the benefits that will be received by non-employee directors, executive officers and other employees if the 2006 Plan is approved by stockholders. However, current benefits granted to non-employee directors, executive officers and other employees would not have been increased if they had been made under the proposed 2006 Plan.

U.S. Tax Treatment of Options and Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to us at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation in the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a capital gain. In such case, we will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted.

If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the value of the shares will be taxed as ordinary income to the employee at the time the shares are received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Stock Awards/ Performance Awards

No income will be recognized at the time of grant by the recipient of a stock award or performance award if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Alternatively, if the recipient makes a “Section 83(b)” election, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in an amount equal to the compensation realized by the employee.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise of options and awards under the 2006 Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

The Board of Directors unanimously recommends a vote in Favor of Proposal 2

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2007 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. The Audit Committee has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP, as discussed in the section entitled “Independent Registered Public Accounting Firm” below and disclosed elsewhere in this proxy statement, is compatible with Ernst & Young LLP maintaining its independence. Ernst & Young LLP has audited our financial statements for the past seventeen years. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or otherwise; however, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our or our stockholders’ best interests.

The Board of Directors unanimously recommends a vote in Favor of Proposal 3

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

OWNERSHIP OF SECURITIES

The following table sets forth stock ownership information as of November 15, 2006 concerning (i) each of our directors and persons nominated to become directors, (ii) each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than five (5%) percent of the outstanding shares of our common stock, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table below, and (iv) our executive officers and directors as a group:

		Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Position with Cantel	Number		Percent of Total
Charles M. Diker 150 Clove Road Little Falls, NJ 07424	Chairman of the Board and Director	3,292,344	(2)	20.7%
Alan J. Hirschfield	Vice Chairman of the Board and Director	306,848	(3)	2.0%
Robert L. Barbanell	Director	88,604	(4)	*
Alan R. Batkin	Director	39,000	(5)	*
Joseph M. Cohen	Director	76,375	(6)	*
Darwin C. Dornbush, Esq.	Director	52,250	(7)	*
Spencer Foreman, M.D.	Director	34,875	(8)	*
Elizabeth McCaughey	Director	13,750	(9)	*
James P. Reilly	President and CEO and Director	777,221	(10)	4.8%
Bruce Slovin	Director	284,900	(11)	1.8%
Andrew A. Krakauer	Executive Vice President and COO	78,000	(12)	*
Eric W. Nodiff	Senior Vice President, General Counsel and Secretary	78,000	(13)	*
Seth R. Segel	Senior Vice President—Corporate Development	75,150	(14)	*
Roy K. Malkin	President and CEO of Minntech Corporation, a subsidiary of Cantel	168,750	(15)	1.1%
FMR Corp. 82 Devonshire Street Boston, MA 02109	5% Stockholder	1,547,650	(16)	9.9%
Independence Investments LLC 53 State Street Boston, MA 02109	5% Stockholder	1,411,780	(17)	9.1%
All officers and directors as a group of 17 persons		5,552,009	(18)	32.4%

                 * Represents beneficial ownership of less than one percent (1%).

       (1) Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 15, 2006 upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from November 15, 2006 have been exercised.

       (2) Includes 1,780,142 shares owned directly by Mr. Diker and 314,250 shares that Mr. Diker may acquire pursuant to stock options. Also includes an aggregate of 1,197,952 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 301,586 shares owned by Mr. Diker’s wife, (ii) 257,544 shares owned by trusts for the benefit of Mr. Diker’s children, (iii)25,376 shares held in accounts for Mr. Diker’s grandchildren over which he exercises investment discretion, (iv) 13,080 shares held by the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, (v) 202,232 shares owned by a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors, and (vi) 398,134 shares held in certain other accounts over which Mr. Diker exercises investment discretion.

       (3) Includes 42,000 shares that Mr. Hirschfield may acquire pursuant to stock options.

       (4) Includes 42,000 shares that Mr. Barbanell may acquire pursuant to stock options. Does not include 5,625 shares owned by Mr. Barbanell’s wife as to which Mr. Barbanell disclaims beneficial ownership.

       (5) Includes 35,250 shares that Mr. Batkin may acquire pursuant to stock options.

       (6) Includes 27,375 shares that Mr. Cohen may acquire pursuant to stock options.

       (7) Includes 37,500 shares that Mr. Dornbush may acquire pursuant to stock options.

       (8) Consists of 34,875 shares that Dr. Foreman may acquire pursuant to stock options.

       (9) Consists of 13,750 shares that Ms. McCaughey may acquire pursuant to stock options.

(10) Includes 490,500 shares that Mr. Reilly may acquire pursuant to stock options. Also includes 196,008 shares owned by Mr. Reilly’s wife.

(11)   Includes 48,750 shares that Mr. Slovin may acquire pursuant to stock options.

(12)   Includes 75,000 shares that Mr. Krakauer may acquire pursuant to stock options.

(13)   Includes 75,000 shares that Mr. Nodiff may acquire pursuant to stock options.

(14)   Includes 75,000 shares that Mr. Segel may acquire pursuant to stock options.

(15)   Includes 123,750 shares that Mr. Malkin may acquire pursuant to stock options.

(16)   Based upon information as of September 30, 2006 set forth in a 13F Holdings Report filed by the beneficial owner with the SEC.

(17)   Based upon information as of September 30, 2006 set forth in a 13F Holdings Report filed with the SEC by a group comprised of Manulife Financial Corporation, MFC Global Investment Management (U.S.A.) Limited, Independence investments, LLC and John Hancock Advisers, LLC, the beneficial owners of the shares.

(18)   Includes 1,561,676 shares that may be acquired pursuant to stock options.

Executive Officers of Cantel

Name	Age	Position
Charles M. Diker	71	Chairman of the Board
James P. Reilly	66	President and Chief Executive Officer
Andrew A. Krakauer	51	Executive Vice President and Chief Operating Officer
Eric W. Nodiff	49	Senior Vice President, General Counsel and Secretary
Seth R. Segel	37	Senior Vice President—Corporate Development
Craig A. Sheldon	44	Senior Vice President and Chief Financial Officer
Steven C. Anaya	36	Vice President and Controller
Roy K. Malkin	60	President and CEO of Minntech Corporation
Richard Allen Orofino	67	President and CEO of Crosstex International, Inc., a subsidiary of Cantel

See “Business Experience of Directors” above for biographical data with respect to Messrs. Diker and Reilly.

Mr. Krakauer has served as our Executive Vice President and Chief Operating Officer since August 2004. From 1998 to February 2004, he served as President of the Ohmeda Medical Division of Instrumentarium / GE Healthcare.

Mr. Nodiff has served as our Senior Vice President and General Counsel since January 1, 2005 and as Secretary since December 2005. For more than five years prior thereto he served as a partner of Dornbush Schaeffer Strongin & Venaglia, LLP, the law firm that served as our outside general counsel.

Mr. Segel has served as our Senior Vice President—Corporate Development since November 2002. From May 1999 through October 2002, he served in various management positions at Jupiter Media Metrix, Inc. (NASDAQ), a provider of global market research.

Mr. Sheldon, who has been employed by us since 1994, has served as our Senior Vice President and Chief Financial Officer since November 2002. From November 2001 through October 2002 he served as our Vice President and Chief Financial Officer. From 1994 until November 2001 Mr. Sheldon served as our Vice President and Controller. Mr. Sheldon is a certified public accountant.

Mr. Anaya, who has been employed by us since March 2002, has served as Vice President since November 2003 and Controller since November 2002. Prior thereto, he served as our Assistant Controller. From April 1999 through October 2001, Mr. Anaya was employed by Great Universal Inc., most recently as Corporate Controller. Great Universal Inc. is a holding company for numerous companies located in the United States and Europe primarily in the telecommunications and computer industries. Mr. Anaya is a certified public accountant.

Mr. Malkin has served as President and Chief Executive Officer of Minntech since September 2001 and as President and Chief Executive Officer of Medivators, Inc. (former subsidiary of Cantel that merged into Minntech) since June 1999.

Mr. Orofino, a former shareholder of Crosstex, has served as President of Crosstex since 2000 and in other executive capacities at Crosstex since 1968.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth, for the fiscal years ended July 31, 2006, 2005 and 2004, compensation, including salary, bonuses, stock options and certain other compensation, paid by us to the Chairman of the

Board, the Chief Executive Officer and our four most highly compensated executive officers other than the Chairman and the Chief Executive Officer during fiscal 2006:

Summary Compensation Table

				Long-Term
				Compensation
		Annual		Awards(2)
		Compensation(1)		Shares	All Other
		Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)	($)	Options (#)	($)(3)
Charles M. Diker	2006	225,000	0	1,500	6,989
Chairman of the Board	2005	225,000	0	76,500	11,388
	2004	225,000	0	2,250	6,691
James P. Reilly(4)	2006	450,000	197,438	1,500	10,870
President and Chief Executive Officer	2005	385,875	338,605	86,500	15,120
	2004	367,500	214,988	189,750	11,420
Andrew A. Krakauer(5)	2006	287,610	144,375	0	7,354
Executive Vice President and	2005	253,850	165,000	75,000	10,371
Chief Operating Officer
Eric W. Nodiff(6)	2006	257,290	125,000	0	9,471
Senior Vice President,	2005	145,880	0	75,000	6,018
General Counsel and Secretary
Seth R. Segel(7)	2006	207,800	387,603	0	7,294
Senior Vice President—	2005	197,250	50,000	75,000	11,774
Corporate Development	2004	186,750	122,355	0	7,762
Roy K. Malkin(8)	2006	353,208	0	0	7,495
President and Chief Executive	2005	333,750	368,094	112,500	12,308
Officer of Minntech	2004	311,250	50,000	0	6,621

(1)          We did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers with the exception of reimbursement to a company affiliated with Mr. Diker of office expenses amounting to $36,000 in each of fiscal 2006, 2005 and 2004, respectively.

(2)          We have no long-term incentive compensation plan other than our 1997 Employee Stock Option Plan and the 1998 Directors’ Stock Option Plan described herein and various individually granted options and 401(k) profit sharing plans. We do not currently award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3)          This amount consists of (i) term life insurance premiums paid by us and (ii) contributions paid or accrued by us under a 401(k) plan for the benefit of the named executive.

(4)          Mr. Reilly is party to an employment agreement that expires on July 31, 2007. Under the agreement, he is paid (i) an annual base salary of $500,000 for fiscal 2007 and (ii) incentive compensation equal to 3-3/8% of his annual base salary for every one cent ($.01) increase in the diluted earnings per share of our common stock (as adjusted in accordance with the agreement) for the current year over the prior year. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Reilly may terminate his employment and be entitled to receive in a lump sum an amount equal to 100% of his base salary and bonus with respect to fiscal 2006. In addition, upon a Change in Control, all stock options held by him vest in full. During the five-year period following the termination of Mr. Reilly’s employment (for any reason), he will be paid a consulting fee of approximately $100,000 per year, adjusted by a cost of living formula. As previously announced, Mr. Reilly has advised the Board that he will retire upon the expiration of his employment agreement on July 31, 2007 or earlier if a successor is appointed prior to that time.

(5)          Mr. Krakauer’s employment with us commenced on August 30, 2004. He is party to an employment agreement that expires on August 31, 2007. Under the agreement, Mr. Krakauer is paid (i) an annual base salary of $325,000 (for the twelve month period ending August 31, 2007), subject to annual increases equal to no less than 5% or a cost of living formula, and (ii) an annual incentive bonus ranging from 30% to 70% of his base salary (determined on a formula basis) for each full fiscal year in which our adjusted pre-tax income exceeds 90% of our budgeted pre-tax income. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Krakauer may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and incentive compensation paid to Mr. Krakauer during the last completed fiscal year. In addition, upon a Change in Control, all stock options held by him vest in full. The Compensation Committee has recently recommended a two-year extension of Mr. Krakauer’s employment agreement.

(6)          Mr. Nodiff’s employment with us commenced on January 1, 2005. He is party to an employment agreement that expires on December 31, 2007. Under the agreement, Mr. Nodiff is paid (i) an annual base salary of $262,500 (for the twelve month period ending December 31, 2006), subject to annual increases of no less than 5% or a cost of living formula and (ii) an annual discretionary bonus. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Nodiff may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and bonus paid to Mr. Nodiff during the last completed contract year. In addition, upon a Change in Control, all stock options held by him vest in full. The Compensation Committee has recently recommended a one-year extension of Mr. Nodiff’s employment agreement.

(7)          Mr. Segel is party to an employment agreement that expires on October 31, 2007. Under the agreement, he is paid (i) an annual base salary of $220,920 (for the twelve month period ending October 31, 2007), subject to annual increases of no less than 5% or a cost of living formula, and (ii) incentive compensation equal to .45% of the first $50 million of total consideration, ..325% of the next $50 million of total consideration, and .20% of any additional consideration paid by the Company with respect to an acquisition during the employment period on which Mr. Segel plays a lead role on the transaction (subject to maximum annual incentive compensation of $500,000. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Segel may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and bonus paid to Mr. Segel during the last completed contract year. In addition, upon a Change in Control, all stock options held by him vest in full. The Compensation Committee has recently recommended a one-year extension of Mr. Segel’s employment agreement.

(8)          Mr. Malkin is party to an employment agreement with Minntech that expires on July 31, 2007. Under the agreement, Mr. Malkin is paid (i) an annual base salary of $375,493 (for the twelve month period ending October 31, 2007), subject to annual increases of no less than 5% or a cost of living formula and (ii) incentive compensation equal to a “designated percentage” of the excess of Pretax Income (as defined in the agreement) of Minntech for a subject fiscal year over the highest Pretax Income of Minntech since fiscal 2004, with the “designated percentage” being 5% of the first ten percent excess in Pretax Income and 10% of any additional excess in Pretax Income. In the event of a “Change in Control” (as defined in the employment agreement), Mr. Malkin may terminate his employment and be entitled to receive in a lump sum an amount equal to 150% of the base salary and incentive compensation paid to Mr. Malkin during the last completed contract year. In addition, upon a Change in Control, all stock options held by him vest in full. The Compensation Committee has recently recommended a one-year extension of Mr. Malkin’s employment agreement.

Stock Options

The following stock option information is furnished for the fiscal year ended July 31, 2006 with respect to our Chief Executive Officer and our other executive officers named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

Option Grants in Last Fiscal Year

	Number of Shares Underlying Options		% of Total Options Granted to Employees During the	Exercise Price Per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(1)
Name	Granted (#)		Fiscal Year	Share($)	Date	5%	10%
Charles M. Diker	1,500	(2)	9.09%	14.38	7/30/11	5,959	13,169
James P. Reilly	1,500	(2)	9.09%	14.38	7/30/11	5,959	13,169
Andrew A. Krakauer	0		—	—	—	—	—
Eric W. Nodiff	0		—	—	—	—	—
Seth R. Segel	0		—	—	—	—	—
Roy K. Malkin	0		—	—	—	—	—

(1)          Represents the potential realizable value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options to the date of the option expiration.

(2)          These options, granted under our 1998 Directors’ Stock Option Plan, have an exercise price equal to the market value per share on the date of grant. The options are subject to vesting as follows: 50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

Option Exercise and Holdings

The following information is furnished for fiscal 2006 with respect to our Chief Executive Officer and our other executive officers named in the Compensation Table above, for stock option exercises during such fiscal year and unexercised stock option values at July 31, 2006.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-end Option Values

	Shares		Number of Shares Underlying Unexercised Options at 7/31/06		Value of Unexercised in-the-Money Options at 7/31/06 ($)
Name	Acquired On Exercise(#)	Value Realized($)(1)	Exercisable	Non- Exercisable	Exercisable	Non- Exercisable
Charles M. Diker	4,500	34,493	426,750	2,250	3,850,650	—
James P. Reilly	4,500	31,523	490,500	23,500	3,553,863	—
Andrew A. Krakauer	—	—	75,000	—	—	—
Eric W. Nodiff	—	—	75,000	—	—	—
Seth R. Segel	33,500	302,505	75,000	—	—	—
Roy K. Malkin	—	—	168,750	3,750	353,700	25,350

(1)          Value realized is calculated as the market value of the shares exercised using the closing price of our common stock on such exercise date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Stock Option Plans

An aggregate of 3,750,000 shares of common stock is reserved for issuance or available for grant under our 1997 Employee Stock Option Plan, as amended (the “Employee Plan”). Options granted under the Employee Plan may be intended to qualify as ISOs or non-ISOs. The Employee Plan is administered in all respects by the Compensation Committee. The Compensation Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all or our employees are eligible for option grants. The option exercise price of options granted under the Employee Plan is fixed by the Compensation Committee but, in the case of ISOs, must be no less than 100% of the fair market value of the shares of common stock subject to the option at the time of grant, except that in the case of a 10% Holder, the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of our common stock having a fair market value, as determined by the Compensation Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an ISO granted to a 10% Holder. All options outstanding at July 31, 2006 under the Employee Plan have a term of five years, except for 150,000 ten-year options granted to Mr. Reilly in 1999. At July 31, 2006, options to purchase 1,698,699 shares of common stock at prices between $2.66 and $29.49 per share were outstanding under the Employee Plan and 642,785 shares were available for grant under the Employee Plan.

An aggregate of 450,000 shares of common stock was reserved for issuance or available for grant under our 1991 Directors’ Stock Option Plan (the “1991 Directors’ Plan”), which expired in fiscal 2001. Options granted under the 1991 Directors’ Plan do not qualify as ISOs. At July 31, 2006, options to purchase 63,000 shares of common stock at prices between $2.36 and $3.88 per share (the fair market value of the shares at the time of grant) were outstanding under the 1991 Directors’ Plan. All of the options have a ten-year term and are exercisable in full. No additional options will be granted under the 1991 Directors’ Plan.

An aggregate of 450,000 shares of common stock is reserved for issuance or available for grant under our 1998 Directors’ Stock Option Plan (the “1998 Directors’ Plan”). Options granted under the 1998 Directors’ Plan do not qualify as ISOs. The 1998 Directors’ Plan provides for the automatic grant to each of our directors of options to purchase 1,500 shares of common stock on the last business day of our fiscal year. In addition, an option to purchase 750 shares of common stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. An option to purchase 15,000 shares of common stock is also granted to each person who is appointed or elected for the first time to be a director. All option grants under the 1998 Directors’ Plan are at an exercise price equal to the fair market value of the common stock on the date of grant. Options granted prior to July 31, 2000 have a term of ten years and options granted on and after July 31, 2000 have a term of five years. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately. The options granted to newly appointed or elected directors are exercisable in three equal annual installments commencing on the date of grant. At July 31, 2006, options to purchase 266,625 shares of common stock at prices between $2.27 and $26.61 per share were outstanding under the 1998 Directors’ Plan, and 86,625 shares were available for grant under the 1998 Directors’ Plan.

At July 31, 2006, we had outstanding non-plan options to purchase 345,375 shares at an average exercise price of $3.27, of which options to purchase an aggregate of 337,500 shares were granted to Mr. Diker between 1996 and 1998 (112,500 of which were exercised subsequent to July 31, 2006).

Equity Compensation Plan Information

The following sets forth certain information as of July 31, 2006 with respect to our compensation plans under which Cantel securities may be issued:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	2,365,824	$12.01	729,410
Equity compensation plans not approved by security holders	7,875	$3.34	0
Total	2,373,699	$11.98	729,410

If our stockholders approve the 2006 Plan (Proposal 2), no further options or awards will be granted under any of these existing plans.

Compensation Committee Report

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed “filed” with the Commission or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The Compensation Committee reviews and approves our executive compensation policies. The Compensation Committee administers our various incentive plans, including the 1997 Employee Stock Option Plan, sets compensation policies applicable to our executive officers and evaluates the performance of our executive officers. The following is a report of the Compensation Committee describing the compensation policies and rationale applicable with respect to the compensation paid to our executive officers for fiscal year 2006.

General Compensation Philosophy

Our philosophy in setting compensation policies for our executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Compensation Committee currently uses base salary, annual cash incentives and stock options to meet these goals.

Cash Compensation

Base salary is primarily used by us as a device to attract, motivate, reward and retain highly skilled executives. Each of our executive officers (other than the Chairman) is party to a multi-year employment agreement entered into during fiscal 2005, except for the President of our Crosstex subsidiary, who entered into an employment agreement on August 1, 2005 (which provides for fixed annual compensation) in connection with our acquisition of Crosstex. All of the employment agreements provide for an initial base salary, subject in most cases to annual increases of no less than 5% or a cost of living formula. The initial base salaries were approved by the Compensation Committee based on an executive officer’s job responsibilities, level of experience, individual performance, contribution to the business, our financial performance for the past year and recommendations from management. The Compensation Committee also took into account the salaries for similar positions at comparable companies, based on each individual member’s industry experience. In reviewing base salaries, the Compensation Committee focused significantly on each executive officer’s prior performance with the Company and expected contribution to our future success. In making base salary decisions, the Compensation Committee exercises its discretion and judgment based upon these factors. No specific formula is applied to determine the weight of each factor. The Chairman is paid a fixed based salary determined by the Compensation Committee (with no bonus).

Bonuses of our executive officers are based on qualitative and quantitative factors and are generally intended to motivate and reward the officers by directly linking the amount of any cash bonus to the overall performance of the Company or specific performance targets. Annual bonuses for executive officers are intended to reflect the Committee’s belief that a portion of the compensation of each officer should be contingent upon the performance of our Company, as well as the individual contribution of each officer. The Compensation Committee has established bonus formulas for the President (CEO), Executive Vice President (COO) and Senior Vice President—Corporate Development of the Company, as well as the President of Minntech, which are set forth in the employment agreements of such officers. The President (CEO) has a company-based performance goal that is tied to increases in earnings per share. The Executive Vice President (COO) and, the Senior Vice President—Corporate Development of the Company and the President of Carsen have individual performance goals tied to different indicators of their performance, such as meeting our consolidated budget, completing acquisitions, or performance of the subsidiary he manages. The bonuses of the Senior Vice President—General Counsel, the Senior Vice President—CFO and the Vice President—Controller are fully discretionary. The Compensation Committee believes that the bonus arrangements provide an excellent link between our earnings performance and the incentives paid to our executive officers.

Equity-Based Compensation

The Compensation Committee provides our executive officers with long-term incentive compensation through grants of stock options under our 1997 Employee Stock Option Plan. The Compensation Committee believes that options provide our executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of our Common Stock. The Compensation Committee believes that options directly motivate an executive to maximize long-term stockholder value. Such grants also use vesting periods that encourage key executives to remain with the Company. All options granted to our executive officers have been granted at the fair market value of our Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the officer’s relative position and responsibilities, the individual performance of the officer over the previous fiscal year and the anticipated contribution of the officer to the attainment of our long-term strategic performance goals. The Committee also considers options granted in prior years. The Compensation Committee views option grants as an important component of our long-term, performance-based compensation philosophy.

Tax Deductibility of Executive Compensation

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (the “Code”) on the compensation paid to our executive officers. Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of our executive officers. However, certain performance-based compensation is specifically exempt from the deduction limit. Although the compensation paid to each of our executive officers is well below such limit, the Company intends to take the necessary steps to conform its compensation to comply with the Code.

CEO Compensation

The Compensation Committee meets without James P. Reilly, our President and CEO, to evaluate his performance. The Compensation Committee consults with the Chairman with respect to such evaluation. Mr. Reilly is employed pursuant to a two-year employment agreement that expires on July 31, 2007, the terms of which are described under the heading “Executive Compensation and Related Information” of this Proxy Statement. For the fiscal year ended July 31, 2006, Mr. Reilly’s compensation was consistent with the guidelines used for all of the Company’s executive officers. The Committee has concluded that Mr. Reilly’s performance warrants the compensation for fiscal 2006 as reflected in the Summary Compensation table contained in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of our officers served on the Compensation Committee during our last fiscal year. Mr. Reilly, our President and Chief Executive Officer, however, participated in deliberations concerning executive compensation, except with respect to the compensation of the Chairman of the Board and himself. Mr. Diker, our Chairman of the Board, also participated in such deliberations except with respect to his own compensation.

Compensation Committee:
Alan J. Hirschfield (Chairman)
Joseph M. Cohen
Spencer Foreman, M.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP has audited our financial statements for the last seventeen years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended July 31, 2006, we retained Ernst & Young LLP to provide tax and other advisory services in the fiscal year ended July 31, 2006, and expect to continue to do so in the future.

Auditor Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q (“Audit Fees”) for fiscals 2006 and 2005, and fees billed for other services rendered by Ernst & Young LLP.

	2006	2005
Audit Fees(1)	$1,107,643	903,855
Audit Related Fees(2)(3)	89,312	29,000
Tax Fees(3)(4)	190,654	254,426
Total	$1,387,609	$1,187,281

(1)          Audit fees for fiscals 2006 and 2005 related to (i) the audits of the annual consolidated financial statements, (ii) reviews of the quarterly financial statements, and (iii) the audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over our financial reporting as required by Section 404 of the Sarbanes-Oxley Act. With respect to the fiscal 2006 audit fees, such amount is a preliminary estimate and remains subject to revision. At this time it is not possible to determine the final amount of the fiscal 2006 audit fees since it remains subject to further discussions with Ernst & Young LLP.

(2)          Audit related fees for fiscal 2006 and 2005 consisted principally of fees related to SEC filings primarily related to the Crosstex acquisition and fees related to the audit of a benefit plan.

(3)          The Audit Committee has determined that the provision of all non-audit services performed for us by Ernst & Young LLP is compatible with maintaining that firm’s independence.

(4)          Tax fees consisted primarily of services related to federal, state and international tax compliance, the majority of which related to the preparation of fiscal 2005 and 2004 income tax returns.

The Audit Committee has a written preapproval policy. However, as a matter of practice, prior to engaging Ernst & Young LLP for any services, we generally obtain the prior approval of the Audit Committee, even if not required under the terms of the policy. In 2006, all of the audit fees, audit-related fees and tax fees were approved by the Audit Committee.

Audit Committee Report

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Audit Committee Report shall not be deemed “filed” with the Commission or “soliciting material” under the Exchange Act, and shall not be incorporated by reference into any such filings.

The Audit Committee is providing this report to enable stockholders to understand how it monitors and oversees our financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2006 as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and Cantel’s independent registered public accounting firm; (2) discussed with our independent registered public accounting firm the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (3) reviewed the written disclosures letter from our independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees); and (4) discussed with our independent registered public accounting firm their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board that the audited financial statements for the year ended July 31, 2006 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:
Robert L. Barbanell (Chairman)
Alan R. Batkin
Bruce Slovin

Stock Performance Graph

The graph below compares the cumulative total stockholder return on our common stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and the Dow Jones Healthcare Equipment and Services Index over the same period (assuming the investment of $100 in our common stock, the Russell 2000 Index, and the Dow Jones Healthcare Equipment and Services Index on July 31, 2001, and, where applicable, the reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG CANTEL MEDICAL CORP., THE RUSSELL 2000 INDEX

AND THE DOW JONES US HEALTH CARE EQUIPMENT & SERVICES INDEX

* $100 invested on 7/31/01 in stock or index-including reinvestment of dividends.
Fiscal Year ending July 31.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United to the SEC. Specific States, our directors, executive officers, and any persons holding more than ten percent of our common stock are required to report their initial ownership of our common stock and any subsequent changes in their ownership due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure to file by those dates. Based upon a review of our records and other information, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year, except for a report on Form 4 related to the exercise of a stock option by Joseph M. Cohen on April 17, 2006 that was filed on April 20, 2006 (one day late).

STOCKHOLDER PROPOSALS FOR 2007 PROXY STATEMENT

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is July 30, 2007. Under our By-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders without inclusion in our proxy materials. These procedures provide that stockholders wishing to submit proposals or director nominations at the 2007 Annual Meeting of Stockholders that are not to be included in such proxy materials must do so by not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the 2006 Annual Meeting of Stockholders (no earlier than October 12, 2007 and no later than November 11, 2007, as currently scheduled); provided, however, that in the event that the date of the 2007 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our By-laws.

FORM 10-K

UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 31, 2006, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA ZISA ALBRECHT, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH OUR WEBSITE AT WWW.CANTELMEDICAL.COM.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Eric W. Nodiff
Secretary
November 27, 2006

Annex A

Director Qualification Standards

A majority of the members of the Board and all of the members of the Audit Committee, the Compensation Committee and the Nominating Committee must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and the applicable rules of the NYSE.

To assist it in making its determination regarding independence, the Board will consider, at a minimum, the following categorical standards:

•       No Director who is an employee or a former employee of the Company will be considered “independent” until three years after the employment has ended.

•       No Director will be considered independent who receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he ceases to receive more than $100,000 per year in such compensation.

•       No Director who is, or in the past three years has been, affiliated with or employed by a present or former auditor of the Company or an affiliate will be considered “independent” until three years after the end of either the affiliation or the auditing relationship.

•       No Director who is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that currently employs the Director will be considered “independent.”

•       Directors with immediate family members in any of the above categories will not be considered “independent” until the expiration of the relevant three-year period; provided, however, that employment of a family member of a Director in a non-officer position will not preclude a determination that the Director is independent.

•       No Director who during the prior three years was an executive officer or an employee, or whose immediate family member was an executive officer, of a company that made payments to, or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross assets.

A-1

Annex B

CANTEL MEDICAL CORP.
2006 EQUITY INCENTIVE PLAN

1. Purpose.   The purpose of the Cantel Medical Corp. 2006 Equity Incentive Plan (“the Plan”) is to attract and retain employees and Directors of the Company and its Subsidiaries, and to provide such persons incentives and rewards for performance, by making available to them stock options and other awards. It is believed that these increased incentives and rewards stimulate the efforts of employees and non-employee Directors towards the continued success of the Company and its Subsidiaries.

2. Definitions.   As used in the Plan, the following terms shall have the meanings set forth below:

“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, or any other right, interest or option relating to Shares granted pursuant to the provisions of the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in a particular Award Agreement, “cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, (a) commission of any criminal act; (b) engaging in any act involving dishonesty or moral turpitude; (c) material violation of the Company’s or any of its Subsidiaries’ written policies; (e) serious neglect or misconduct in the performance of the Participant’s duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee in its sole discretion, which determination will be final, binding and conclusive.

“Change in Control” means the occurrence of any of the following events: (i) at any time after the Effective Date at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors on the Effective Date or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors); or (ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of Shares having 40% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company’s assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

“Change in Control Price” means, with respect to a Share, the average per share closing sales price of a Share (rounded to four decimal places), as reported on the New York Stock Exchange Consolidated Tape, over the ten consecutive trading day period prior to and including the date of a Change in Control; provided, however, that in the case of Incentive Stock Options, Change in Control Price shall be the Fair Market Value of such Share on the date such Incentive Stock Option is exercised or deemed exercised pursuant to Section 10(b). To the extent the consideration paid in any such transaction described above consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Compensation and Stock Option Committee of the Board or such other person(s) or committee to whom it has delegated any authority, as may be appropriate. A person may serve on the Compensation Committee only if he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code.

“Company” means Cantel Medical Corp., a Delaware corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Director” means a member of the Board.

“Effective Date” means November 14, 2006, the date this Plan is effective.

“Employee” means any employee of the Company or any Subsidiary. For any and all purposes under this Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, the Company or a Subsidiary at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or a Subsidiary or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be a Subsidiary, even if he or she continues to be employed by such employer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to Shares, as of any date, the closing sales price for the Shares as reported on the New York Stock Exchange Consolidated Tape for that date or, if no closing price is reported for that date, the closing sales price on the next preceding date for which such prices were reported, unless otherwise determined by the Committee.

“Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means either an Option granted under Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

“Participant” means an Employee or a non-employee member of the Board who is selected by the Committee or the Board from time to time in their sole discretion to receive an Award under the Plan.

“Performance Award” means any Award of Performance Shares granted pursuant to Section 9.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

“Performance Share” means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

“Restricted Stock Award” means an award of Restricted Stock under Section 8.

“Shares” means the shares of common stock of the Company.

“Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

“Subsidiary” means a corporation, company or other entity in which the Company beneficially owns, directly or indirectly, at least 50 percent of the total combined voting stock or voting power.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

3. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees of the Company and its Subsidiaries to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances payment of cash, Shares and other property payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(b) Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(c) The Committee shall have the right, from time to time, to delegate to the Chief Executive Officer or one or more other officers of the Company such duties or powers as the Committee may deem advisable with respect to the designation of employees to be recipients of Awards and the nature and size of any such Awards, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine; provided, however, that (i) in no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any other person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code and (ii) the resolution providing for such authorization sets forth the extent and limitations of such authority, including without limitation the maximum size of Awards and number of Awards that can be approved by the delegatee(s) in any fiscal quarter. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial and administrative functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(d) Notwithstanding the foregoing to the contrary, any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

(e) The terms and conditions of all Awards granted pursuant to the Plan, including the grant date, shall be approved in writing by the Board, Committee or Chief Executive Officer (or other permitted delegate), as the case may be. The grant date for an Award shall be on or after, but never earlier then, the date of such written approval. In no event shall the grant date for an Award be changed after such approval.

4. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(c), a total of one million (1,000,000) Shares shall be authorized for issuance pursuant to Awards granted under the Plan, of which (i) an aggregate of five hundred thousand (500,000) Shares are authorized for issuance pursuant to Options and Stock

Appreciation Rights and (ii) an aggregate of five hundred thousand (500,000) Shares are authorized for issuance pursuant to Restricted Stock Awards and Performance Awards.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c) In the event of any change in the Shares by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or any other change in corporate structure affecting the Shares, (i) the maximum aggregate number and kind of shares specified herein as available for the grant of Awards, (ii) the number and kind of shares or the amount of cash or other property that may be issued and delivered to Participants upon the exercise of any Award or in payment with respect to any Award, that is outstanding at the time of such change, (iii) the exercise or grant price per share of Options or Stock Appreciation Rights subject to outstanding Awards granted under the Plan, shall be correspondingly adjusted so as to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. Such adjustment shall be automatic in the case of stock dividends, stock splits, reverse stock splits and other transactions where the requisite adjustment is readily ascertainable such that the Participant’s proportionate interest in the Company or in the cash, Shares or other property issuable under an Award shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. In all other cases, the adjustment shall be made in such manner as the Compensation Committee, in its sole discretion, may deem equitable to achieve the above stated purpose as near as may be practicable; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option that would constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

(d) Any Shares that are not purchased or awarded under an Award that has terminated or lapsed, either by its terms or pursuant to the exercise (in whole or in part) of an Award granted under the Plan, may be used for the further grant of Awards.

5. Eligibility.   Any Employee or non-employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company, or a parent or subsidiary, within the meaning of Section 422 of the Code. Notwithstanding any provision in this Plan to the contrary, the Board shall have the authority, in its sole and absolute discretion, to select non-employee members of the Board as Participants who are eligible to receive Awards other than Incentive Stock Options under the Plan. The Board shall set the terms of any such Awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

6. Stock Options.   Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

(a) Exercise Price. The exercise price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(b) Number of Shares. The Option shall state the number of Shares covered thereby.

(c) Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the exercise price in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

(d) Term of Option. The Committee shall determine the option exercise period of each Option. The period for Options shall not exceed ten years from the grant date.

(e) First Exercisable Date. Subject to Section 10, no Option may be exercised during the first year of its term or such longer period as may be specified in the Option; provided, however, that the Committee may in its discretion make any Options that are not yet exercisable immediately exercisable.

(f) Termination of Option. Subject to Section 13 below, all Options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

(g) Incorporation by Reference. The Option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

(h) Deferred Payment. To the extent permitted by law, any Option may provide for deferred payment of the exercise price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

(i) Other Provisions. The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options.

7. Stock Appreciation Rights.   Stock Appreciation Rights may be granted hereunder to any Participant either alone or in addition to other Awards granted under the Plan. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. The Committee may impose such terms and conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem advisable or appropriate; provided that a Stock Appreciation Right shall not have a grant price less than Fair Market Value of a Share on the date of grant or a term of greater than ten years.

8. Restricted Stock.

(a) Issuance. A Restricted Stock Award shall be subject to restrictions imposed by the Committee at the time of grant for a period of time specified by the Committee (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Restricted Stock grant shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

(b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

9. Performance Awards.   Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. Each grant of Performance Shares will specify the performance goals which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified performance goals a level or levels of achievement and will set forth a formula for determining the number of Performance Shares that will be earned if performance is at or above the minimum level or levels, but falls short of full achievement of the specified performance goal. The performance levels to be achieved for each Performance Period and the amount of the Performance Shares to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12.

10. Change In Control Provisions.

(a) Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee or Board in its sole discretion) during the 12-month period following a Change in Control:

(i)    any Options and Stock Appreciation Rights outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable;

(ii)   the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and

(iii)  all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

(b) Change in Control Cash Out. Notwithstanding any other provision of the Plan, in the event of a Change in Control the Committee or Board may, in its discretion, provide that each or any Award outstanding at the time of the Change in Control shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 30 days of the Change in Control in an amount equal to (i) with respect to an Option or Stock Appreciation Right, the amount by which the Change in Control Price per Share exceeds the exercise or grant price per Share under the Option or Stock Appreciation Right (the “spread”) multiplied by the number of Shares granted under the Option or Stock Appreciation Right and (ii) with respect to Restricted Stock Awards and Performance Awards, an amount equal to the Change in Control Price multiplied by the number of Shares issuable under the Restricted Stock Award or Performance Award, as the case may be.

11. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Board without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is in the service of a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i)    In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii)   In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

12. Code Section 162(M) Provisions.

(a) Notwithstanding any other provision of the Plan if the Committee determines at the time, a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

(b) If a Performance Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the Subsidiary or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Subsidiary) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 10, with respect to any Performance Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as “performance-based compensation” under Section 162(m) of the Code.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

13. Termination of Service.

(a) Unless otherwise provided in the relevant Award Agreement, upon the termination of a Participant’s service as an employee or non-employee director of the Company or as an employee of one of its Subsidiaries (the date of such termination referred to as the “Service Termination Date”):

(i)    Options and Stock Appreciation Rights of such Participant shall terminate on the earlier of (A) the date that the Option terminates or expires in accordance with its terms or (B) the expiration of the following time periods after termination of service with the Company or Subsidiary: (1) twelve months if such service ceased due to death or Disability and (2) three months if such service ceased as a result of a termination for any other reason; provided that, in the event of a termination for Cause, such Participant’s right to any further payments, vesting or exercisability with respect to any Award shall be forfeited in its entirety;

(ii)   the Participant shall forfeit each (i) share of Restricted Stock and (ii) Performance Share held by the Participant at the Service Termination Date, as to which, as of that date, any restrictions, conditions, or contingencies have not lapsed; provided, however, that if the Participant paid an acquisition price for any of such Restricted Stock, the Company shall fully reimburse the acquisition price to the Participant on or promptly following the Service Termination Date.

(b) Notwithstanding anything set forth above, if a non-employee director of the Company ceases to serve as a director of the Company for any reason other than removal for cause, and such director has served as a non-employee director of the Company for at least ten years and is at least 65 years of age on the Service Termination Date, then on the Service Termination Date (i) all outstanding Options and Stock Appreciation Rights held by such director on the Service Termination Date that are not then exercisable and vested shall become immediately fully vested and exercisable, (ii) each Option and Stock Appreciation Right held by such director on the Service Termination Date shall remain exercisable and not terminate until the expiration of the original term of such Option or Stock Appreciation Right, and (iii) the restrictions and deferral limitations applicable to any Restricted Stock held by such director on the Service Termination Date shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.

(c) Notwithstanding anything set forth above or in Section 6, and unless the Committee determines otherwise, in the event that (i) the holder of an Option or a Stock Appreciation Right dies, (ii) his representative has a right to exercise such Option or Stock Appreciation Right (the “Decedent’s Award”), (iii) the Decedent’s Award is not exercised by the last day on which it is exercisable (the “Final Exercise Date”), and (iv) the exercise or grant price per share is below the Fair Market Value of a Share on such date, the Committee shall either (i) cancel the Option or Stock Appreciation Right in exchange for a cash payment equal to the excess of (a) the Fair Market Value of one Share on the Final Exercise Date over (b) the exercise or grant price of the Decedent’s Award, multiplied by the number of Shares granted under the Option or Stock Appreciation Right or (ii) deem the Decedent’s Award to be exercised on the Final Exercise Date via a cashless exercise procedure determined by the Committee, and in either case, the resulting proceeds net of any required tax withholding shall be paid to the representative.

14. Amendments and Termination.

(a) The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (c) approval of the holders of a majority of the outstanding Common Stock with respect to any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan, extends the term of the Plan or of options granted thereunder, changes the eligibility criteria in Section 5, or reduces the exercise or grant price below that now provided for in the Plan.

(b) The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

(c) The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise or grant price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise or grant price that is less than the exercise or grant price of the original Options or Stock Appreciation Rights without stockholder approval. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

(d) If permitted by Section 409A of the Code, in case of termination of service by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Shares that have not been fully earned, the Committee may, in its sole discretion, accelerate the time at which such Option, Stock Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares will be deemed to have been fully earned or may waive any other limitation or requirement under any such award, except in the case of an award to a “covered employee” who is designated by the Board as intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

15. Dividends.   Subject to the provisions of the Plan and any Award Agreement, the recipient of a Restricted Stock Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Restricted Stock

Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

16. General Provisions.

(a) An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or, in the event of a Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

(b) No Employee shall have the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(c) No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

(e) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment or Participant’s service at any time, with or without cause.

(f) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(h) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(i) The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(j) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(k) Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(l) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(m) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(n) If approved by the Committee in its sole discretion, an Employee’s absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose under the Plan.

16. Term of Plan.   The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 14.

17. Compliance with Section 16.   With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.